NORTHWESTERN MUTUAL SERIES FUND, INC.

Mid Cap Value Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

May 8, 2009

To the Contract Owners:

We are pleased to notify you of changes involving the Mid Cap Value Portfolio (“Portfolio”), a series of Northwestern Mutual Series Fund, Inc. (the “Fund”).

The Fund’s Board of Directors (the “Board”) has approved the hiring of American Century Investment Management, Inc. (“American Century”) to serve as sub-adviser to the Portfolio and, in conjunction with this, the Board has approved a new sub-advisory agreement (the “New Sub-Advisory Agreement”) between American Century and Mason Street Advisors, LLC, the Portfolio’s investment adviser (“Mason Street Advisors”), on behalf of the Portfolio.

In approving American Century to serve as sub-adviser to the Portfolio, the Board also determined to terminate Mason Street Advisor’s sub-advisory agreement with AllianceBernstein L.P. (“AllianceBernstein”) relating to the Portfolio. As was previously communicated to you via a supplement dated February 11, 2009 to the Fund’s prospectus, American Century replaced AllianceBernstein as the Portfolio’s sub-adviser effective February 23, 2009. Mason Street Advisors will continue to serve as the Portfolio’s investment adviser.

I encourage you to read the attached Information Statement, which provides information about American Century and the New Sub-Advisory Agreement, and discusses the factors that the Board considered in approving the New Sub-Advisory Agreement. The Information Statement does not require any action by you. Its purpose is to provide you with information about the new sub-adviser for the Portfolio.

Sincerely,

PATRICIA L. VAN KAMPEN

President

Northwestern Mutual Series Fund, Inc.

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NORTHWESTERN MUTUAL SERIES FUND, INC.

Mid Cap Value Portfolio

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

May 8, 2009

The Board of Directors (“Board” or “Directors”) of the Northwestern Mutual Series Fund, Inc. (“Series Fund”) recently approved a new Investment Sub-Advisory Agreement (“New Sub-Advisory Agreement”) for the Mid Cap Value Portfolio (“Portfolio”) between Mason Street Advisors, Inc., in its capacity as investment adviser to the Portfolio (the “Adviser” or “Mason Street Advisors”) and American Century Investment Management, Inc. (“American Century” or “Sub-Adviser”), effective February 23, 2009. This Information Statement explains why the Directors (i) approved the termination of the sub-advisory agreement between Mason Street Advisors and AllianceBernstein L.P. (“AllianceBernstein”), the Portfolio’s former sub-adviser, and (ii) approved the New Sub-Advisory Agreement with American Century on behalf of the Portfolio, as well as describes generally the terms of the New Sub-Advisory Agreement.

These changes were approved by the Board without shareholder approval, pursuant to the terms of an Exemptive Order issued by the Securities and Exchange Commission (“SEC”) to the Series Fund and the Adviser.

This Information Statement is being provided to shareholders in lieu of a proxy statement pursuant to the terms of the Exemptive Order. The Information Statement will be mailed on or about May 8, 2009, to contract owners with an allocation to the Mid Cap Value Portfolio as of February 23, 2009 (record date).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

The Series Fund is a mutual fund that offers its shares in 27 separate investment portfolios, one of which is the Mid Cap Value Portfolio. All of the outstanding shares of the Series Fund are held by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”), either in its general account or in its separate investment accounts used for its variable annuity contracts and variable life policies. Although you are not a shareholder of the Series Fund, all or part of the net considerations or premiums and accumulated amounts under your variable annuity contract or variable life insurance policy are invested in shares of the Series Fund through NML Variable Annuity Account A, NML Variable Annuity Account B, NML Variable Annuity Account C, Northwestern Mutual Variable Life Account or Northwestern Mutual Variable Life Account II. You are receiving this Information Statement because you have directed Northwestern Mutual to allocate all or a portion of your investment to the Mid Cap Value Portfolio as of February 23, 2009.

Mason Street Advisors serves as the investment adviser to the Portfolio pursuant to an Amended Investment Advisory Agreement between the Series Fund and Mason Street Advisors dated April 30, 2007 (“Advisory Agreement”). Under the Advisory Agreement, Mason Street Advisors, among other things, monitors and evaluates the performance of the sub-advisers to the Series Fund’s portfolios on an ongoing basis. Factors it considers are, among others: the qualifications of a sub-adviser’s investment personnel, its investment philosophy and process, and its long-term performance results.

Pursuant to an Exemptive Order issued to Mason Street Advisors and the Series Fund by the SEC, Mason Street Advisors is permitted to hire, terminate or replace sub-advisers to the Series Fund’s portfolios, including the Mid Cap Value Portfolio, and to modify material terms and conditions of sub-advisory agreements relating to the portfolios, without shareholder approval, subject to certain conditions and the approval of the Board. Consistent with the terms of the Exemptive Order, at a meeting of the Board held on November 4, 2008, the Directors, including a majority of the Directors who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended) of the Series Fund or Mason Street Advisors (“Independent Directors”), appointed American Century to serve as the sub-advisor for the Mid Cap Value Portfolio, replacing AllianceBernstein effective February 23, 2009, and approved the New Sub-Advisory Agreement.

In determining to replace AllianceBernstein as the sub-adviser for the Mid Cap Value Portfolio, the Directors considered ongoing discussions with AllianceBernstein relating to certain issues that had arisen based on AllianceBernstein’s portfolio management style, including certain difficulties created in terms of measuring the Portfolio’s performance relative to its mid cap value peers. The Board generally felt that AllianceBernstein’s approach to resolving the issues was not likely to be successful, particularly given the facts and circumstances relating to the manner in which AllianceBernstein managed accounts with a mandate similar to the Portfolio’s. Accordingly, the Board concluded that it was appropriate to identify and hire a sub-adviser whose management style more closely fit the Portfolio.

The Series Fund and Mason Street Advisors have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order. These conditions require, among other things, that within 90 days of the date a newly hired sub-adviser begins providing services, the affected shareholders will be notified of the change. This Information Statement provides the required notice and contains information about American Century and the New Sub-Advisory Agreement.

SUB-ADVISORY AGREEMENT

At a meeting of the Board held on November 4, 2008, the Directors, including the Independent Directors, unanimously approved an Investment Sub-Advisory Agreement between Mason Street Advisors and American Century relating to the Mid Cap Value Portfolio. Information about American Century is located below, under “Management.”

Board Consideration of the New Sub-Advisory Agreement

In determining whether to approve the New Sub-Advisory Agreement on behalf of the Mid Cap Value Portfolio, the Directors requested and received detailed information from Mason Street Advisors and American Century to assist them in their evaluation, including information compiled by certain independent providers of evaluative data. The Independent Directors also received a memorandum from their counsel advising the Directors of their responsibilities in connection with the approval of the New Investment Sub-Advisory Agreement and summarizing the legal standards governing the review of the Agreement. In addition, during the course of their deliberations, the Independent Directors had the opportunity to meet privately without representatives of Mason Street Advisors and American Century present, and were represented throughout the process by legal counsel to the Independent Directors.

The material factors and conclusions that formed the basis for the Board’s determination to approve the New Sub-Advisory Agreement with respect to the Portfolio include those discussed below. In addition to the information provided to them at the November 4, 2008 meeting, including an in-person presentation from American Century, the Directors considered their experience with and knowledge of the nature and quality of services provided by American Century to other of the Series Fund’s portfolios, and their interactions with representatives of American Century and its affiliates and their discussions with representatives of Mason Street Advisors. The Directors evaluated a variety of information they deemed relevant. No one particular factor was identified as controlling, but rather it was a combination of all the factors and conclusions that formed the basis for the determinations made by the Directors.

Nature, Extent and Quality of Services. The Directors evaluated the nature, scope, extent and quality of services to be provided by American Century with respect to the Portfolio. The Directors considered the process followed to identify potential sub-advisers for the Portfolio, and the rationale for the recommendation of American Century as sub-adviser. The Directors also considered the breadth and depth of experience of American Century in managing other accounts using a similar investment strategy, including other mutual funds using a substantially similar strategy. The Directors’ considerations included information about American Century’s organization and the tenure, experience, performance and relative depth of American Century’s investment management team. The Board also considered the potential benefit of American Century’s private ownership structure in the current market environment. The Board acknowledged the synergy between the organizations’ core values. The investment processes to be employed by American Century were also considered, with the Board noting in particular the value style purity of American Century’s investment process. The Board also considered American Century’s explanation of the impact of its investment strategy on portfolio turnover and the materials presented regarding the consistency of the turnover with American Century’s investment process and the impact of turnover on performance. Finally, the Board took into consideration American Century’s general reputation and the resources available to be committed in managing the Portfolio. Based on their review of these factors and other factors deemed relevant, the Directors concluded that they were satisfied with the nature, extent and quality of services to be provided by American Century with respect to the Portfolio, and the resources to be committed by American Century in providing such services.

Investment Performance. The Directors considered American Century’s performance record with another mutual fund with an investment objective, investment policies and investment strategies substantially similar to the Portfolio. In addition to absolute performance for this similar fund for both short and long-term periods, the Directors considered a comparison of the performance to the returns of a peer group and universe of comparable funds underlying variable insurance products as compiled by an independent research firm, and to the performance averages of the respective Morningstar and Lipper categories for the same periods. The Directors evaluated the similar fund’s relative performance, and considered independent rankings and ratings where applicable, to provide an objective comparative benchmark against which they could assess the experience and ability of American Century in managing similar accounts. The Directors also considered American Century’s knowledge and experience as a value manager and their experience with the value investment capabilities of American Century. Based on these and other factors deemed relevant, the Board concluded that it was satisfied with the experience and capabilities of American Century and the personnel to be associated with the Portfolio.

Management Fees and Other Expenses. In evaluating the management fees paid by the Portfolio, the Directors considered the actual and contractual fees paid by the Portfolio under the Advisory Agreement. The Directors also considered a comparison of the actual and contractual management fees of the Portfolio and those of an independently selected peer group of mutual funds for the Portfolio. The Directors considered that the fee schedule for the Portfolio contained breakpoints, and that the fee schedule and breakpoints evidenced an appropriate sharing of economies of scale between the Portfolio and Mason Street Advisors. The Directors further considered the total operating expenses of the Portfolio and a comparison of those expenses with the Portfolio’s peer group. The fact that the Advisory Agreement requires Mason Street Advisors to be responsible for many of the administrative and operational expenses, in addition to the investment management expenses, of the Portfolio was also considered. The Directors did not consider the management fees charged to other Mason Street Advisors clients as particularly relevant, because substantially all of those accounts were managed for affiliates of Mason Street Advisors and, as such, those accounts were priced based on different factors and considerations and, in some instances, had investment objectives and policies different than the Portfolio. The Directors considered the comparative data as a guide to help assess the reasonableness of the Portfolio’s advisory fee, although they acknowledged that it was difficult to make precise comparisons with other funds since the exact nature of services provided by peers is often not apparent. The Directors also separately considered the allocation between Mason Street Advisors and American Century of the Portfolio’s investment advisory fee (i.e. the amount of the advisory fee retained by Mason Street Advisors relative to that paid to American Century as a sub-advisory fee). They determined that the allocation was reasonable and the product of arm’s length negotiation between Mason Street Advisors and American Century.

The Directors noted that the Portfolio was projected to continue to be in one of the two top Lipper quintiles (meaning lowest expenses) of both its peer group and universe, with respect to total net operating expenses. In considering the level of management fees, the Directors also considered the structure and size of the Portfolio, the expenses assumed by Mason Street Advisors, the existing expense cap arrangement agreed to by Mason Street Advisors for the Portfolio and the amounts waived or reimbursed by Mason Street Advisors under such agreement. Based on their review of the management and other expenses, the comparative data, and other factors deemed relevant by the Directors, the Directors concluded that the management fees and total operating expenses of the Portfolio were reasonable in relation to the nature, scope and quality of services to be provided.

Costs and Profitability. The Directors also considered Mason Street Advisors’ pricing methodology for its services as investment adviser and for the products of which the Portfolio is an investment option. Also considered was the financial condition of Mason Street Advisors and information concerning Mason Street Advisors’ costs and profitability with respect to its relationship with the Portfolio in general as well as in light of the sub-advisory fees negotiated with American Century. Mason Street Advisors provided a profitability analysis for the Portfolio that included the expense allocation methodology used, net income for the Portfolio individually and the Series Fund portfolios in the aggregate, net income earned from Mason Street Advisors for all of its clients in the aggregate, and net profit margins for the Portfolio individually and the Series Fund’s portfolios in the aggregate. In connection with its review of the profitability of Mason Street Advisors’ services to the Portfolio, the Directors also considered services provided by affiliates of Mason Street Advisors. The Directors also received information on soft dollar arrangements, including its policies for allocating brokerage and research services, and any other benefits to Mason Street Advisors or its affiliates arising from the Portfolio.

The Directors recognized that there are limitations inherent in allocating costs and calculating profitability for an organization such as Mason Street Advisors, and that it is difficult to make comparisons of profitability among investment advisers and clients because comparative information is not generally publicly available and, when available, such information has been developed using a variety of assumptions and other factors. Based on their review of the profitability analysis for the Portfolio, the Directors concluded that they were satisfied that Mason Street Advisors’ level of profitability from its relationship with the Portfolio was not excessive.

Other Information. The Directors were presented with other information intended to assist them in their consideration of the approval of the New Sub-Advisory Agreement, including information about the services provided by affiliates of Mason Street Advisors, pending or recent litigation or regulatory actions to which American Century or its affiliates may have been a party, and American Century’s response to those actions, reports from Mason Street Advisors on its review of the compliance program of American Century, the inclusion of American Century in various distribution programs of affiliates of Mason Street Advisors, and information regarding portfolio turnover, business continuity, codes of ethics, and business structure and history.

Conclusions of the Directors. Based on a consideration of all information they deemed relevant in its totality, the Board, including the Independent Directors, and assisted by the advice of legal counsel independent of Mason Street Advisors, in the exercise of its business judgment concluded that it was in the best interests of the Mid Cap Value Portfolio to approve the New Sub-Advisory Agreement between Mason Street Advisors and American Century.

Description of the New Sub-Advisory Agreement

Under the terms of the New Sub-Advisory Agreement, American Century shall manage, subject to the supervision of the Board and the Adviser: (i) the investment operations for the Portfolio’s assets by specific investment style agreed upon by the Adviser and the Sub-Adviser from time to time, and (ii) the composition of such assets, including the purchase, retention and disposition thereof, in accordance with the Portfolio’s investment objectives, policies and restrictions as stated in the Series Fund’s prospectus and statement of additional information. American Century will also perform certain other administrative and compliance related functions in connection with the management of the Portfolio, including the maintenance of records relating to its services and the provision of periodic reports to the Adviser and the Board. The terms of the New Sub-Advisory Agreement, other than the rate of compensation paid by the Adviser to American Century, are substantially similar to the sub-advisory agreement which was in effect between AllianceBernstein and the Adviser relating to the Portfolio.

The New Sub-Advisory Agreement provides for American Century to be compensated based on the average daily net assets of the Portfolio at the following rates: 0.57% on the first $50 million of assets, 0.52% on the next $50 million, 0.50% on the next $200 million, 0.45% on the next $200 million and 0.40% on assets in excess of $500 million. American Century is compensated from the fees that the Adviser receives from the Portfolio. American Century generally will pay all expenses it incurs in connection with its activities under the New Sub-Advisory Agreement, other than brokerage fees or commissions in connection with the execution of securities transactions, taxes and interest, and custodian fees and expenses. There will be no increase in the advisory fees paid by the Portfolio to the Adviser as a consequence of the replacement of AllianceBernstein by American Century and the implementation of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement was approved for an initial term of two years. Thereafter, a continuance will require the annual approval of the Board, including the Independent Directors. The New Sub-Advisory Agreement may be terminated at any time, without payment of penalty by (i) by the vote of a majority of the Board or the vote of the majority of the outstanding voting securities of the Portfolio; (ii) the Adviser, upon not less than 30 not more than 60 days’ prior written notice; or (iii) American Century, upon not less than 60 days’ written notice to the Portfolio and the Adviser. The New Sub-Advisory Agreement will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order, or upon the termination of the Advisory Agreement.

The New Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard of its obligation and duties thereunder, American Century will not be liable for any act or omission in connection with its activities as sub-adviser to the Portfolio.

MANAGEMENT

Mason Street Advisors

The investment adviser for the Portfolio is Mason Street Advisors, LLC, a wholly owned subsidiary of Northwestern Mutual. Mason Street Advisors’ address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Mason Street Advisors provides its extensive institutional and fixed income expertise to Northwestern Mutual and certain of its affiliates, The Northwestern Mutual Foundation, and Northwestern Mutual’s pension plan assets for employees and financial representatives. As of March 31, 2009, Mason Street Advisors had over $75.7 billion in assets under management.

Pursuant to the Advisory Agreement, subject to the supervision of the Board, Mason Street Advisors manages the investment and reinvestment of the assets of the Series Fund’s portfolios and determines the composition of the assets of the portfolios, including the purchase, retention or sales of the securities and cash contained in the portfolios. In so doing, the Adviser may hire one or more sub-advisers to carry out the investment program of the Series Fund. The Adviser also administers the Series Fund’s corporate affairs, and in connection therewith, furnishes, at its expense, all necessary office facilities, equipment and personnel for managing the Series Fund’s affairs and investments and keeping the Series Fund’s records.

For services to the Portfolio, the Portfolio pays the Adviser a fee calculated at an annual rate of 0.85% of the Portfolio’s average daily net assets. The Adviser has entered into a written expense limitation agreement under which it has agreed to limit the total expenses of the Portfolio to an annual rate of 1.00% of the Portfolio’s average net assets until April 30, 2010. This agreement may be terminated at any time after April 30, 2010. After giving effect to the expense limitation agreement, the Adviser received advisory fees of $846,209 from the Portfolio for the fiscal year ended December 31, 2008.

The Advisory Agreement provides that the Adviser will not be liable for any act or omission or any loss suffered by the Portfolio in connection with the matters to which the Advisory Agreement relates, except for a loss resulting from the Adviser’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties under the Advisory Agreement. The Advisory Agreement will continue in effect only so long as such continuance is specifically approved at least annually in conformity with the Investment Company Act of 1940, as amended. The Advisory Agreement may be terminated at any time without payment of penalty by (i) a vote of the Board or by the vote of a majority of the voting securities of any portfolio, upon 60 days’ written notice to the Adviser; or (ii) the Adviser, upon 90 days’ written notice to the Series Fund. The Advisory Agreement will terminate automatically upon its assignment.

The Advisory Agreement was last approved by the Board, including a majority of the Independent Directors, on February 19, 2009. The beneficial shareholders of the Series Fund last approved the Advisory Agreement on February 20, 2007.

The following chart lists the directors and principal executive officers of Mason Street Advisors and their principal occupations. The address for each, as it relates to that person’s position with Mason Street Advisors, is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

Name	Position with Adviser	Principal Occupation
Mark G. Doll	Chairman	Executive Vice President and Chief Investment Officer of Northwestern Mutual

Chris Bauer	Director	Retired

Jefferson V. DeAngelis	Director and President	Senior Vice President – Public Markets of Northwestern Mutual

Patricia L. VanKampen	Vice President	Vice President – Equities

Kate M. Fleming	Treasurer and Vice President – Operations	Vice President – Operations

Raymond J. Manista	Secretary	General Counsel of Northwestern Mutual

Michael W. Zielinski	Chief Compliance Officer	Chief Compliance Officer

Several officers of the Series Fund are also officers and/or employees of the Adviser. These individuals and their respective positions are: Patricia L. Van Kampen serves as President of the Series Fund, and Vice President – Equities of the Adviser; Jefferson V. DeAngelis serves as Vice President – Investments of the Series Fund, and President of the Adviser; and Kate M. Fleming serves as Vice President – Operations of the Series Fund, and Treasurer and Vice President – Operations of the Adviser. Michael W. Zielinski serves as Chief Compliance Officer for both the Series Fund and the Adviser. The address of each executive officer of the Series Fund is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

American Century

American Century Investment Management, Inc., a wholly-owned subsidiary of American Century Companies, Inc., is located at 4500 Main Street, Kansas City, Missouri 64111, and has been managing mutual funds since 1958. It is responsible for managing the investments of the Large Company Value Portfolio, the Mid Cap Value Portfolio and the Inflation Protection Portfolio of the Series Fund and directing the purchase and sale of their investment securities. As of March 31, 2009, American Century’s assets under management were approximately $66.6 billion.

American Century Companies, Inc. (“ACC”) is a privately held corporation. The Stowers family and affiliates control ACC by virtue of their ownership of a majority of ACC’s voting stock.

The following chart lists the directors and principal executive officers of American Century and their principal occupations. The address for each, as it relates to that person’s position with American Century, is 4500 Main Street, Kansas City, Missouri 64111.

Name	Position with Sub-Adviser	Principal Occupation
James E. Stowers, Jr.	Director

Founder, Co-Chairman, Director and Controlling Shareholder, American Century Companies, Inc. (“ACC”). Also serves as Director, American Century Investment Management, Inc. (“ACIM”), American Century Global Investment Management, Inc. (“ACGIM”), American Century Services, LLC (“ACS”), American Century Investment Services, Inc. (“ACIS”) and other ACC subsidiaries.

Jonathan Thomas	Director, Executive Vice President

President and Chief Executive Officer, ACC. Also serves as: President, Chief Executive Officer and Director, ACS; Executive Vice President, ACIM and ACGIM; Director, ACIM, ACGIM, ACIS and other ACC subsidiaries.

Enrique Chang	President, Chief Executive Officer and Chief Investment Officer	President, Chief Executive Officer and Chief Investment Officer of ACIM and ACGIM.

Jon W. Zindel	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

Chief Financial Officer and Chief Accounting Officer, ACC and Vice President. Also serves as: Chief Financial Officer, Chief Accounting Officer and Senior Vice President, ACIM, ACGIM, ACS and other ACC subsidiaries; and Chief Accounting Officer and Senior Vice President, ACIS.

Maryanne L. Roepke	Chief Compliance Officer	Chief Compliance Officer, ACIM, ACGIM and ACS. Also serves as: Senior Vice President, ACS.

Charles A. Etherington	Senior Vice President and General Counsel	Attorney, ACC; Vice President, ACC; and General Counsel, ACC. Also serves as: General Counsel, ACIM, ACGIM, ACS, ACIS and other ACC subsidiaries; and Senior Vice President, ACIM, ACGIM and ACS.

American Century provides investment advisory services to the funds listed below, which have investment objectives and strategies similar to that of the Portfolio. While the investment objectives and strategies of the funds listed below may be similar to those of the Portfolio, the nature of services provided by American Century may be different. For example, American Century provides sub-advisory services to the Portfolio, while it provides investment advisory services to the certain of the funds listed below. As a sub-adviser, American Century may perform a more limited set of services and assume fewer responsibilities for the Portfolio than it does for such funds.

Comparable Fund	Advisory Fee	Assets Managed as of March 31, 2009
American Century Mid Cap Value Fund (Institutional Class)	0.80%	$258,587,042
American Century VP Mid Cap Value Fund (Class I)	1.00%	$236,212,375
ING American Century Small-Mid Cap Value Portfolio (Initial Class)	1.00%	$67,764,696
MML Mid Cap Value Fund	0.84%	$257,923,412

SHARES OUTSTANDING AND OWNERSHIP OF SHARES

All of the outstanding shares of the Portfolio are held by Northwestern Mutual for its general account and for its separate investment accounts used for variable annuity contracts and variable life insurance policies. The following table shows the allocation of shares of the Portfolio among the general account and the separate investment accounts as of March 31, 2009. All shares are owned of record.

General Account	—	shares	0.0%
NML Variable Annuity Account A	3,558,814	shares	3.8%
NML Variable Annuity Account B	56,190,002	shares	60.9%
NML Variable Annuity Account C	408,755	shares	0.4%
Northwestern Mutual Variable Life Account	31,975,422	shares	34.6%
Northwestern Mutual Variable Life Account II	316,623	shares	0.3%

Total	92,449,616	shares	100.0%

The amount owned by the Directors or officers as a group is less than 1% of the Portfolio.

AFFILIATED BROKERAGE TRANSACTIONS

For the most recently completed fiscal year, the Board had authorized the Adviser and sub-advisers to place portfolio orders for the Series Fund with J.P. Morgan Securities, Inc. (“J.P. Morgan”), which is an affiliate of the Series Fund by virtue of J.P. Morgan’s affiliation to American Century. This authorization is subject to all applicable legal requirements, including procedures adopted by the Board. The following table shows the commissions paid by the Series Fund, in the aggregate, to J.P. Morgan, as well as the percentage of the aggregate brokerage commissions paid, and the percentage of aggregate fund transactions, for the fiscal year ended December 31, 2008.

Dollar Amount of Commissions	Percentage of Aggregate Brokerage Commissions	Percentage of Aggregate Fund Transactions
$382,192	5.07%	15.70%

DISTRIBUTION

The Series Fund has no principal underwriter or distributor. The Series Fund sells it shares directly to Northwestern Mutual’s insurance company separate accounts to fund variable annuity and variable life insurance products issued by Northwestern Mutual.

OTHER INFORMATION

Annual and Semi-Annual Reports

Free copies of the Series Fund’s current annual and semi-annual reports may be obtained by writing to Northwestern Mutual, 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, or calling the following toll-free telephone number: 1-888-455-2232.

Shareholder Proposals

The Series Fund is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Series Fund must be received by the Series Fund within a reasonable time before the Series Fund’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The Series Fund will not pay the expenses in connection with this Information Statement. Mason Street Advisors and/or an affiliate will pay the expenses, including the printing, distribution, legal fees and out-of-pocket expenses.